UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2007
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-129847	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

140 NE 4th Avenue, Suite C, Delray Beach, FL	33483
(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

On June 22, 2007, we signed a $16 million common stock purchase agreement with Fusion Capital Fund II, LLC, an Illinois limited liability company.  Under the agreement, we received $500,000 from Fusion Capital on the signing of the agreement and we will receive an additional $500,000 on the date that a registration statement related to the transaction is filed with the U.S. Securities & Exchange Commission (“SEC”).  Concurrently with entering into the common stock purchase agreement, we entered into a registration rights agreement with Fusion Capital.  Under the registration rights agreement, we agreed to file a registration statement with the SEC covering the shares that have been issued or may be issued to Fusion Capital under the common stock purchase agreement.  After the SEC has declared effective the registration statement related to the transaction, we have the right over a 25-month period to sell our shares of common stock to Fusion Capital from time to time in amounts between $100,000 and $1 million, depending on certain conditions as set forth in the agreement, up to an additional $15 million.

In consideration for entering into the $16 million agreement which provides the $15 million of future funding as well as the $1 million of funding prior to the registration statement being declared effective by the SEC, we agreed to issue to Fusion Capital 3,168,305 shares of our common stock.  The purchase price of the shares related to the $15 million of future funding will be based on the prevailing market prices of the Company’s shares at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of shares to Fusion Capital.  Fusion Capital shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $0.45.  The common stock purchase agreement may be terminated by us at any time at our discretion without any cost to us.  The proceeds received by the Company under the common stock purchase agreement will be used to marketing expenses towards building the Celsius brand, working capital and general corporate use.

The foregoing description of the common stock purchase agreement and the registration rights agreement are qualified in their entirety by reference to the full text of the common stock purchase agreement and the registration rights agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02                      Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01       Exhibits

99.1	Audited financial statements for the year ended December 31, 2006

(d)	Exhibits.

10.1	Common Stock Purchase Agreement, dated as of June 22, 2007, by and between the Company and Fusion Capital Fund II, LLC.

10.2	Registration Rights Agreement, dated as of June 22, 2007, by and between the Company and Fusion Capital Fund II, LLC.

99.1	Press Release dated June 25, 2007

             SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: June 25, 2007	By: /s/Jan Norelid
Jan Norelid
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Common Stock Purchase Agreement, dated as of June 22, 2007, by and between the Company and Fusion Capital Fund II, LLC.
10.2	Registration Rights Agreement, dated as of June 22, 2007, by and between the Company and Fusion Capital Fund II, LLC.
99.1	Press release dated June 25, 2007